UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 4, 2014

GLOWPOINT, INC.
(Exact name of registrant as specified in its charter)

Delaware	25940	77-0312442
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

1776 Lincoln Street, Suite 1300 Denver, Colorado		80203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (866) 456-9764

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On April 4, 2014, Glowpoint, Inc. (the “Company”) entered into a letter agreement (the “Agreement”) with GP Investment Holdings, LLC, Main Street Capital Corporation (“Main Street”), Brian Pessin, Sandra Pessin and Norman Pessin (collectively, the “Investor Group”). One or more persons or entities included as part of the Investor Group are stockholders of the Company. According to a Schedule 13D filed by members of the Investor Group with the Securities and Exchange Commission on August 16, 2013, the members of the Investor Group beneficially own in the aggregate 15,349,586 shares of the Company’s common stock, which represented approximately 43% of the outstanding shares of the Company’s common stock as of March 3, 2014. Main Street is also a lender, the administrative agent and the collateral agent under the Company’s loan agreement for its senior secured term loan and senior secured revolving loan facilities.

Pursuant to the terms of the Agreement, among other things, the Company’s Board of Directors (the “Board”) has appointed James H. Cohen and Patrick Lombardi (together, the “New Directors”) as members of the Board to fill the vacancies resulting from the resignations of Jon DeLuca and Grant Dawson (together, the “Resigning Directors”) as directors of the Company (as described under Item 5.02 of this Form 8-K), the Company will nominate, recommend and support the New Directors as two of five total nominees (the “Company Slate”) to stand for election as directors of the Company at the 2014 annual meeting of stockholders of the Company (the “2014 Annual Meeting”) and the Company will reimburse certain fees and expenses incurred by the Investor Group in connection with matters related to the 2014 Annual Meeting and the negotiation and execution of the Agreement. The Agreement also provides that the Investor Group will vote for the election of the Company Slate at the 2014 Annual Meeting and abide by certain standstill obligations through the conclusion of the 2014 Annual Meeting.

The description of the Agreement in this Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

On April 7, 2014, the Company issued a press release announcing the resignation of the Resigning Directors, the appointment of the New Directors and the Company’s entry into the Agreement. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with Jon DeLuca’s resignation as a director of the Company, on April 4, 2014 the Company and Mr. DeLuca terminated the Consulting Agreement dated September 1, 2010 between the Company and Mr. DeLuca.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On April 4, 2014, Jon DeLuca and Grant Dawson tendered their resignations as directors of the Company.

(d)    On April 4, 2014, the members of the Board (other than the Resigning Directors) appointed James H. Cohen and Patrick Lombardi as directors of the Company. Messrs. Cohen and Lombardi filled the vacancies on the Board that resulted from the resignations of Jon DeLuca and Grant Dawson. Messrs. Cohen and Lombardi will be considered for service on the Board’s Audit Committee, Compensation Committee and/or Nominating Committee based on suitable experience. None of Messrs. Cohen or Lombardi nor any related person of either of them has a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party. Messrs. Cohen and Lombardi will be compensated as non-employee directors in accordance with the Company’s non-employee director compensation policies. The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	Letter Agreement dated April 4, 2014 among Glowpoint, Inc., GP Investment Holdings, LLC, Main Street Capital Corporation, Brian Pessin, Sandra Pessin and Norman Pessin.
99.1	Glowpoint, Inc. Press Release dated April 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2014

GLOWPOINT, INC.

	By:	/s/ Peter J. Holst
Peter J. Holst
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement dated April 4, 2014 among Glowpoint, Inc., GP Investment Holdings, LLC, Main Street Capital Corporation, Brian Pessin, Sandra Pessin and Norman Pessin.
99.1	Glowpoint, Inc. Press Release dated April 7, 2014.